FAM SERIES FUND, INC.

MERCURY GLOBAL SMALL CAP PORTFOLIO

SERIES #11

FILE # 811-3091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
1/18/2006	Western Refining, Inc.	300	22,500,000	Banc of America Deutsche Bank Bear Stearns & Co Merrill Lynch
1/20/2006	Desarrolladora Homex	100	40,491,106	Citigroup Global Markets Merrill Lynch Morgan Stanley
1/25/2006	Chipotle	100	7,878,788

Morgan Stanley

SG Cowen & Co.

Banc of America

Citigroup

JPMorgan

Merrill Lynch

AG Edwards & Sons

RBC Capital Markets

SunTrust Capital

Wachovia Capital

M.R. Bell & Co.

Samuel A. Ramirez & Co.

Muriel Siebert & Co.

The Williams Capital Grp.

2/10/2006	QinetiQ Group Plc.	1,800	308,756,269	Credit Suisse JP Morgan Merrill Lynch International
3/23/2006	Biomarin	300	9,000,000	Merill Lynch & Co Cowen & Company Leerink Swann & Co. Pacific Growth Eq.,Ll
4/28/2006	Labopharm	800	11,000,000	Merrill Lynch Banc Of American Canaccord Capital Leerink Swann Orion Securities Dundee Securities Westwind Partners